UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/16/2011

InSite Vision Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22332

Delaware	94-3015807
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices, including zip code)

510-865-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2011, the Board of Directors (the "Board") of InSite Vision Incorporated (the "Company") appointed Craig A. Tooman to serve as a director of the Company effective immediately. The Board also appointed Mr. Tooman to serve as Chair of the Board's Audit Committee and as a member of the Board's Stock Plan and Compensation Committee. Mr. Tooman has served as Principal of Stockbourne LLC, a strategic and financial advisor, since January 2011. From July 2010 to January 2011, Mr. Tooman served as Senior Vice President and Chief Financial Officer for Ikaria, Inc., a biopharmaceutical company. From June 2005 to July 2010, Mr. Tooman served as Executive Vice President, Finance and Chief Financial Officer for Enzon Pharmaceuticals, Inc., a biopharmaceutical company ("Enzon"). From January 2005 to June 2005, Mr. Tooman served as Executive Vice President, Strategic Planning and Corporate Communications for Enzon. From March 2002 to December 2004, Mr. Tooman served as Senior Vice President of Strategic Planning and Corporate Communications for ILEX Oncology, Inc., a biopharmaceutical company. Mr. Tooman holds an M.B.A. from the University of Chicago and a B.A. from Kalamazoo College.

    There are no arrangements or understandings between Mr. Tooman and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has determined that Mr. Tooman is an independent director under applicable Securities and Exchange Commission ("SEC") and NYSE Amex rules and regulations, and meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. Tooman qualifies as an "audit committee financial expert," within the meaning of SEC regulations. Mr. Tooman will receive the standard compensation received by the Company's Non-Employee Directors as disclosed in the Company's 2011 Proxy Statement filed with the SEC on April 19, 2011, except that the initial option grant to Mr. Tooman upon his election to the Board will consist of a pro rata portion of the standard award representing the period of time he will serve as a director during the current fiscal year. Mr. Tooman will also enter into the Company's standard form of indemnification agreement.

    Also on September 16, 2011, Timothy P. Lynch resigned from the Board, effective immediately. Mr. Lynch's resignation did not result from any disagreements with management or the Board. Mr. Lynch has served on the Board since 2008 and was the Chair of the Board's Audit Committee and a member of the Stock Plan and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InSite Vision Incorporated

Date: September 20, 2011	By:	/s/ Louis Drapeau
Louis Drapeau
Chief Financial Officer